UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   October 3, 2017

_____________________________

GROWLIFE, INC.

(Exact name of registrant as specified in charter)

Delaware	000-50385	90-0821083
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 Carillon Point

                        Kirkland, WA 98033

(Address of principal executive offices and zip code)

                              (866) 781-5559

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

Offer Letter with David Reichwein

On October 1, 2017, GrowLife, Inc. (the “Company”), entered into an Offer Letter with David Reichwein pursuant to which the Company engaged Mr. Reichwein as its Vice-President of Research and Development on an at will basis.

Per the terms of the Reichwein Agreement, Mr. Reichwein’s compensation is $150,000 on an annual basis. Starting on the first quarter 2018, Mr. Reichwein is eligible to earn a quarterly commission based on 10% of tile gross margin dollars.

Mr. Reichwein was granted an option to purchase twenty million shares of our common stock under our 2011 Stock Incentive Plan at $0.006 per share. The shares vest as follows:

i	Ten million shares vested immediately;

ii	Ten million shares vest on a quarterly basis over two years beginning on the date of grant.

All options will have a five-year life and allow for a cashless exercise. The stock option grant is subject to the terms and conditions of our Stock Incentive Plan, including vesting requirements.  In the event that Mr. Reichwein’s continuous status as employee to us is terminated by us without Cause or Mr. Reichwein terminates his employment with us for Good Reason as defined in the Reichwein Agreement, in either case upon or within twelve months after a Change in Control as defined in our Stock Incentive, then 100% of the total number of shares shall immediately become vested.

Mr. Reichwein was entitled to participate in all group employment benefits that are offered by the Company to our senior executives and management employees from time to time, subject to the terms and conditions of such benefit plans, including any eligibility requirements. Finally, Mr. Reichwein is entitled to fifteen days of vacation annually and has certain insurance and travel employment benefits.

Mr. Reichwein may receive severance benefits and our obligation under a termination by the Company without Cause or Mr. Reichwein terminates his employment for Good Reason are discussed above.

Item 2.01 – Completion of Acquisition or Disposition of Assets.

On October 3, 2017, GrowLife, Inc. (the “Company”), closed the acquisition of 51% of the Purchased Assets from David Reichwein, a Pennsylvania resident, GIP International Ltd, a Hong Kong corporation and DPR International LLC, a Pennsylvania limited liability corporation. The Purchased Assets include intellectual property, copy rights and trademarks related to reflective tiles and flooring.

This acquisition of assets is expected to drive the growth of innovative products and services with high margin gross margins for the Company’s distribution channels, including the design and manufacturing of products and services for the indoor cultivation industry including building materials for other industries.

The Company acquired its 51% interest in the Purchased Assets for $400,000. The Company funded $75,000 of the Purchase Price by September 30, 2017 for the down payment for equipment and funding of the rent and security deposit of an office lease. The balance of the Purchase Price shall be payable to Seller between October 1, 2017 and December 31, 2017.

The Company has the Option to purchase the remaining 49% of the rights, title, and interest in and to the Purchased Assets free and clear of any Encumbrances on or before December 31, 2017 by paying $350,000 in seven monthly payments of $50,000 per month beginning on January 31, 2018 after the Option is exercised and with a final payment on July 31, 2018.

Funding for the acquisition of the Purchased Assets is expected to be provided by Chicago Venture Partners, L.P. under the August 11, 2017 Securities Purchase Agreement with Chicago Venture.

The Job Offer Letter and Asset Purchase Agreement will be attached as exhibits to the Company’s Form 10-K for the year ended December 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROWLIFE, INC.

Date: October 10, 2017	By:	/s/ Marco Hegyi
Marco Hegyi
Chief Executive Officer